Exhibit 10.15

NONQUALIFIED STOCK OPTION AGREEMENT

PURSUANT TO

THE NEW ATA HOLDINGS INC.

2006 LONG TERM INCENTIVE PLAN

This Agreement is made as of this 12th day of September, 2006 (the “Grant Date”) between New ATA Holdings Inc., a Delaware corporation (the “Company”), having its principal place of business in Indianapolis, Indiana, and                              (the “Grantee”).

The Grantee is an employee of the Company and is in a position to contribute significantly to the Company’s long-term growth and strategic goals.  The Company desires to grant to the Grantee an option to purchase shares of the Company’s common stock, par value $.0001 per share (the “Shares”), under the New ATA Holdings Inc. 2006 Long Term Incentive Plan (the “Plan”).

In consideration of the mutual covenants set forth in this Agreement and for other good and valuable consideration, the parties agree as follows:

1.             Grant of Option.  As of the date indicated above, the Company hereby grants to the Grantee the right and option (“Option”) to purchase all or any part of an aggregate of                              (          ) Shares on the terms and conditions and subject to all the limitations set forth in this Agreement and in the Plan, which is incorporated in this Agreement by reference.

2.             Qualified Status:  The Option is a nonqualified stock option and is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

3.             Purchase Price.  The purchase prices of the Shares covered by the Option shall be as follows:

	Shares	Purchase Price/Share

Tranche 1		$30

Tranche 2		$40

Tranche 3		$50

Tranche 4		$60

4.             Exercise of Option.

(a)           Except as expressly provided in subparagraph (b) of this Paragraph,  Paragraph 5 or the Plan, the Option shall become exercisable as to the following aggregrate number of Shares covered by the Option on and after each of the following dates during the term of the Option:

Date	Number of Shares	Purchase Price/Share

9/12/08		$30
		$40
		$50
		$60

9/12/09		$30
		$40
		$50
		$60

9/12/10		$30
		$40
		$50
		$60

(b)           Upon the occurrence of a Significant Event or Tag Along Event, or upon the termination of Grantee’s full-time employment because of a termination without cause, death, Disability, or retirement after age 60, the Option shall immediately become exercisable in full with respect to all the Shares.

(c)           Prior to a Termination Event (as defined in the By-laws of the Company), should any Qualified Class A Stockholder (the “Selling Shareholder”) propose to engage in a Tag Along Event (as defined in the Plan), the Grantee shall have the right to participate in such Tag Along Event, solely with respect to the Options which the Grantee converted into Shares, in accordance with this Section 4(c), pursuant to the specified terms and conditions of such Tag Along Event.  Following an agreement on a Tag Along Event, the Company shall promptly forward to the Grantee the notice it received from the Selling Shareholder, which includes the name and address of the proposed purchaser (the “Proposed Purchaser”) and the terms and conditions of such Tag Along Event (the “Tag Along Notice”).  The Grantee shall be entitled, upon written notice to the Selling Shareholder and the Company within ten (10) days after receipt of the Tag Along Notice, to advise the Company and the Selling Shareholder that it wishes to participate in such Tag Along Event, and in the event, and to the extent, of such participation, the Grantee shall be treated as a “Co-Sale Offeree” for purposes of Section 7.3 of the By-laws of the Company.

5.             Term of Option.  The Option shall expire at the close of business on September 11, 2013 (the “Termination Date”), unless earlier terminated as provided in the Plan or the following provisions of this Paragraph.

(a)               Except as provided in the following provisions of this Paragraph 5, if the Grantee ceases to be a full-time employee (as defined in the Company’s employment policies or practices) of the Company for any reason other than for “cause”, as defined in the Plan, the Option will terminate at the end of three months following the date the Grantee ceases to be a full-time employee.  In that event, the Option shall be exercisable only to the extent that the right to purchase Shares under the Plan has accrued and is in effect at the date of termination of full-time employment.  In the event the Grantee is terminated from employment for “cause,” the Option to the extent not then exercised shall terminate on the date of termination of employment.

(b)               In the event of the Grantee’s death, Disability, or retirement after age 60 while a full-time employee of the Company, the Option shall terminate at the end of one year following the date of termination for death, Disability, or retirement after age 60.

6.             Notice of Exercise.  An Option may be exercised in whole or in part (to the extent that it is exercisable in accordance with its terms) by giving written notice to the Company, in the form prescribed by the Committee, together with the tender of the purchase price and payment of all withholding obligations imposed on the Company.  Such written notice shall be signed by the person exercising the Option and state the number of Shares with respect to which such Option is being exercised (which Shares, if fewer than all of the Shares subject to the Option, shall be not fewer than 50).  The Company shall pay all original issue taxes with respect to the issue of the Shares pursuant to this Agreement and all other related fees and expenses necessarily incurred by the Company.  Except as specifically set forth in this Agreement, the Grantee acknowledges that any income or other taxes due from him or her with respect to the Option or the Shares issuable pursuant to the Options shall be the responsibility of the Grantee.

7.             Method of Payment.  Payment of the purchase price may be made in cash or in Shares already owned by the Grantee having a Fair Market Value equal to the full amount of the purchase price, as determined by the Committee.  Cash payments may be made by wire transfer or check.  Payments in Shares may be made by delivering Share certificates in negotiable form or a completed attestation form prescribed by the Committee.

8.             Non-Assignability.  Unless the Committee specifically approves a transfer by gift to a member of the Grantee’s immediate family or to a trust for such member’s benefit, the Option shall not be transferable by the Grantee otherwise than by will or by the laws of descent and distribution and shall be exercisable, during the Grantee’s lifetime, only by the Grantee.

9.             Notices.  Any notices required or permitted by the terms of this Agreement or the Plan shall be given by registered or certified mail, return receipt requested, addressed as follows:

To the Company:	Global Aero Logistics Inc.
101 World Drive
Peachtree City, GA 30269
Attention: Secretary

To the Grantee:

or to such other address or addresses of which notice in the same manner has previously been given.  Any such notice shall be deemed to have been given when mailed in accordance with the foregoing provisions.  Either party hereto may change the address of which notices shall be given by providing the other party hereto with written notice of such change.

10.           Governing Law.  This Agreement shall be construed and enforced in accordance with the law of the State of Georgia, except to the extent the law of the State of Delaware may be applicable.

11.           Benefit of Agreement.  This Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

12.           Plan Controlling.  The Options and the terms and conditions set forth in the Agreement are subject in all respects to the terms and conditions of the Plan, which are controlling.  All determinations and interpretations of the Company shall be binding and conclusive upon the Grantee and his or her legal representatives.

13.           Qualification of Rights.  Neither this Agreement nor the exercise of an Option shall be construed as giving the Grantee any right (a) to be retained in the employ of the Company; or (b) as a shareholder with respect to the Shares, until the certificates for the Shares have been issued and delivered to the Grantee.

14.           Representations and Warranties of Participant.  The Grantee represents and warrants to the Company that he or she has received and reviewed a copy of the Plan; and understands that neither the Option nor any of the rights and interests under the Plan or this Agreement may be assigned, encumbered or otherwise transferred except, in the event of death, by will or the laws of descent and distribution.

15.           Definition of Terms.  Unless otherwise defined this Agreement, any terms used in this Agreement have the same meanings as in the Plan.

The Company, by its duly authorized officer, and the Grantee hereby execute this Agreement as of the day and year first above written.

NEW ATA HOLDINGS INC.

By:

Printed Name:
Title:

GRANTEE: